Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of InMode Ltd. of our report dated February 10, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in InMode Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
February 10, 2026